PROXY

                         THE LAIDLAW COVENANT FUND
            Special Meeting of Shareholders - December __, 1996


The undersigned hereby appoints as proxies _______________________ and ______________________ and each of them (with power of substitution) to vote for the undersigned all shares of beneficial interest in The Laidlaw Covenant Fund owned by the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals. This proxy is solicited on behalf of the Board of Trustees of The Laidlaw Covenant Fund.

                          YOUR VOTE IS IMPORTANT

Please date and sign this proxy on the reverse side and return it in the enclosed envelope to Unified Advisers, Inc., 429 N. Pennsylvania Street, Indianapolis, Indiana 46204.

    This proxy will not be voted unless it is dated and signed exactly as instructed below.

Sign exactly as name appears hereon.


                                        If the shares are held
                                        jointly, each Shareholder
                                        named should sign.  If only
                                        one signs, his or her
                                        signature will be binding.
                                        If the Shareholder is a
                                        corporation, the President
                                        or Vice President should
                                        sign in his or her own
                                        name, indicating title.  If
                                        the shareholder is a
                                        partnership, a partner
__________________                      should sign in his or her
                                        own name, indicating that
_________________ Date _______, 1996    he or she is a "Partner."


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     Please indicate your vote by an "X" in the appropriate box below.
          The board of trustees recommends a vote "FOR"

1. Approval of an Agreement and Plan of Reorganization under which Fiduciary Value Fund, a series of The Vintage Funds, would acquire the assets of The Laidlaw Covenant Fund in exchange solely for shares of beneficial interest in Fiduciary Value Fund and the assumption by Fiduciary Value Fund of The Laidlaw Covenant Fund's liabilities, followed by the distribution of those shares to the shareholders of The Laidlaw Covenant Fund and the termination of that Fund.

     FOR _______         AGAINST _______          ABSTAIN _______

          Please sign and date the reverse side of this card